Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and 333-132221) of Magic Software Enterprises Ltd. (the “Company”), of our report dated April 5, 2006 with respect to the consolidated financial statements of the Company as of December 31, 2005, which report appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ KOST FORER GABBAY & KASIERER

KOST FORER GABBAY & KASIERER

A Member of Ernst & Young Global

Tel Aviv, Israel

April 5, 2006